UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 11, 2005

Onyx Acceptance Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-113136	33-0629768
(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

27051 Towne Centre Drive, Suite 200 Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

(949) 465-3500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Attached hereto as Exhibit 99.1 are the “Computational Materials” (as defined in the No-Action Letter dated May 20, 1994 issued by the Securities and Exchange Commission (the “Commission”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (the “Kidder Letter”)), prepared and provided to Onyx Acceptance Financial Corporation (the “Seller”) by Credit Suisse First Boston LLC (“CSFB”) and J.P. Morgan Securities Inc. (“J.P. Morgan”) that are required to be filed pursuant to the Kidder Letter.

In connection with the offering of the Onyx Acceptance Owner Trust 2005-B notes, the Intex model attached hereto (the “Intex Model”) has been provided by CSFB and J.P. Morgan, as representatives of the several underwriters of the notes. The Intex Model allows prospective investors to generate hypothetical performance data with respect to the notes based on assumptions chosen by them regarding certain characteristics of the related receivables. Although the Seller provided CSFB and J.P. Morgan with certain information regarding the characteristics of the receivables in the related portfolio, the Seller did not participate in the preparation of the Intex Model.

Access to the Intex Model can be obtained by contacting the CSFB trading desk at (212) 325-8549 or the J.P. Morgan trading desk at (212) 834-4154

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Document Description
99.1	Intex Model

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Onyx Acceptance Financial Corporation, has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 11, 2005	ONYX ACCEPTANCE FINANCIAL CORPORATION

	By:	/S/ VINCE SCARDINA
	Name:	Vince Scardina
	Title:	Treasurer